Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of December 21, 2018, by and among tZERO Group, Inc., a Delaware corporation (the “Purchaser”) and Richard N. Beckstrand, an individual and Steven Hopkins, an individual (collectively referred to herein as “Individual Sellers”), and Medici Ventures, Inc., a Delaware corporation (“MVI”) (Individual Sellers and MVI are collectively referred to herein as “Sellers”) which is the majority owner of Purchaser.

RECITALS

A.            Purchaser desires to purchase Sellers’ entire interest in Bitsy, Inc., a Utah corporation (the “Company”) and Sellers desire to sell their entire interest in the Company to Purchaser upon the terms and conditions set forth in this Agreement.

B.            Sellers have previously entered into that certain Shareholder Agreement dated as of January 19, 2018 and that certain Shareholder Agreement dated as of July 26, 2018 (collectively the “Shareholder Agreements”) each of which requires, among other things, for Individual Sellers to notify MVI of any sales of their ownership interests in the Company and grant a right of co-sale in such an event.

C.            Sellers each desire to waive their rights pursuant to the Shareholder Agreements upon the terms and conditions set forth in this Agreement.

AGREEMENT

In consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.              Agreement to Sell and Purchase.

a)                   Individual Sellers. Individual Sellers hereby agree to sell and transfer all of their ownership in the Company consisting of 67% of the total ownership of the Company’s issued and outstanding common stock to Purchaser in exchange for Eight Million Dollars ($8,000,000) (the “Individual Sellers Purchase Price”).

b)                   MVI. MVI hereby agrees to sell and transfer all of its ownership in the Company consisting of 33% of the total ownership of the Company’s issued and outstanding common stock to Purchaser in exchange for the consideration contained in that certain  Convertible Promissory Note (the “Note”) executed by Purchaser in favor of MVI, a form of which is attached hereto as EXHIBIT A and that certain Assignment of Intellectual Property (the “Assignment”) , a form of which is attached hereto as EXHIBIT B (collectively, the “MVI Purchase Price Documents”).

c)                    Purchaser. Purchaser hereby agrees to pay Individual Shareholders the Individual Shareholder Purchase Price, and to execute and deliver the MVI Purchase Price Documents in exchange for all of the shares of the Company.

2.              Closing and Delivery.

a.                    Closing and Payment. The closing of the sale and purchase of the Shares under this Agreement (the “Closing”) shall take place at 799 West Coliseum Way, Midvale Utah, 84047 on the date hereof, or at such other time or place as the Company and Purchaser may mutually agree (such date is hereinafter referred to as the “Closing Date”). On the Closing Date, Purchaser will deliver payment to the Individual Sellers of the Individual Sellers Purchase Price in immediately available funds.

b.                    Delivery. Sellers will deliver to Purchaser a certificate or certificates representing the number of shares purchased at the Closing by January 1, 2019 and Purchaser will execute the MVI Purchase Price Documents by Purchaser in favor of MVI. Purchaser and Sellers agree that effective control of the Company will transfer to tZERO effective January 1, 2019.

3.              Representations and Warranties of Sellers. Sellers hereby represent and warrant to Purchaser as of the date of this Agreement the following:

a.              Corporate Existence.  The Company is a corporation duly incorporated, validly existing and in good standing under Utah law and has unconditional power and authority to conduct its business and own its properties as now conducted and owned.  The company is duly qualified to do business in all jurisdictions in which the nature of its business and properties requires such qualification.

b.              Power and Authority.  The Company and each of the Sellers has unconditional power and authority, and has taken all required corporate and other action necessary, to execute and deliver this Agreement and to carry out the terms of this Agreement and all other documents, instruments, or transactions required by this Agreement, and none of such actions will violate any provision of the organizational documents of the Company or any of the Sellers, or result in the breach of or constitute a default under any agreement or instrument to which the Company or any of the Sellers is a party or by which it is bound or result in the creation or imposition of any lien, claim or encumbrance on any Company asset.

c.               Ownership.  Sellers own all right, title and interest in and to the shares of the Company’s stock that they are transferring to Purchaser pursuant to this Agreement and such shares are not subject to any liens, judgements, pledges, agreements, options or other restrictions on transfer other than the restrictions set forth in the Shareholder Agreements. Individual Sellers’ stock and MVI’s stock together represent 100% of the outstanding capital stock of Company and there are no other shares of capital stock or any other securities or instruments convertible, exercisable or exchangeable for or into shares of Capital stock of the

Company in existence. No Seller or any other person or entity holds any other interest or any option or right to acquire any capital stock of Company.

d.              No Litigation or Regulatory Action. There are no claims, actions, causes of action, demands, lawsuits, inquiries, audits, notices of violation, litigation, summons, subpoenas, or investigations of any nature, whether at law or in equity pending or, to Sellers’ knowledge, threatened against or by the Company relating to or potentially affecting Company’s business or Sellers’ stock.  No approval from, nor any filing, with, any governmental authority or any other person is required in connection with the execution, delivery or performance by the Company or any of the Sellers of this Agreement or in order to consummate the transactions contemplated in this Agreement (including with respect to the licenses and registrations set out in EXHIBIT D).

e.               Material Contracts.  Each of the material contracts relating to the Company are attached to this Agreement as EXHIBIT C.  Except as set forth on EXHIBIT C, Company is not in material default of any material contract.

f.                Third-Party Service Providers. Sellers will provide commercially reasonable efforts to maintain and support the ongoing efforts of the Company through any third-party service providers such Sellers directly or indirectly control, including, but not limited to the Richard Beckstrand Employees’ Credit Union.

g.               Licenses and Registrations. Company has provided a list, attached hereto as EXHIBIT D, of all licenses or registrations either obtained or in the process of being obtained and that, to the best of Sellers’ knowledge, are sufficient to conduct the Company’s business. Furthermore, Company has provided Purchaser a memo from outside counsel advising Company on the appropriateness of Company’s license and registration strategy and related matters.

h.              Absence of Undisclosed Liabilities. The Company has no material liabilities (matured or unmatured, fixed or contingent), which are not fully reflected or provided for on the balance sheet of the Company as of the Closing Date, or any material loss contingency, whether or not required by GAAP to be shown on the balance sheets, except obligations to perform under commitments incurred in the ordinary course of business pursuant to the disclosed material contracts.

i.                  Compliance with Laws. Company is in compliance with all laws, rules and regulations applicable to its business.

j.                 Sufficiency of Assets.  At the Closing, the Company will have good and valid title to its properties and assets (including intellectual property, trade secrets and know-how) free and clear of all liens.  Such assets and properties, when taken together with the properties and assets and rights available to the Purchaser and its affiliated entities pursuant to the License Agreement between the Company, Purchaser, MVI and Medici Land Governance, Inc. dated August 30, 2018 (“IP Cross License”), will constitute all the properties, assets, interests in properties and rights necessary to permit the Company to carry on its business after the Closing substantially as conducted prior to the Closing.

k.              Intellectual Property.  Included in EXHIBIT E is a true and complete list and summary description of all patents, trademarks, service marks, trade names, copyrights and rights or licenses to use the same, and any and all applications therefor, presently owned or held by the Company. The Company has not received any formal or informal notice of infringement or other complaint that the Company’s operations traverse or infringe rights of others, nor does the Company have any reason to believe that there has been any such infringement.  Except with respect to the IP Cross License, no Seller, associate of any Seller nor any other employee of the Company owns nor holds, directly or indirectly, any interests in any patents, trademarks, service marks, trade names, trade secrets, copyrights, licenses, inventions, any and all applications therefor, or any other proprietary rights used or currently contemplated to be used by the Company.

l.                  Taxes. All taxes due and owing by Sellers have been, or will be, timely paid. No extensions or waivers of statutes of limitations have been given or requested with respect to any taxes of Company. All tax returns required to be filed by Company for any tax periods prior to Closing have been, or will be, timely filed. Such tax returns are, or will be, true, complete, and correct in all respects.

m.          Employees and Consultants. Company has provided a list, attached hereto as Exhibit F, of all employees or consultants currently working for Company including their titles and base salaries and Company represents and warrants there are no agreements, promises, arrangements, understandings, or commitments to provide additional compensation to such workers other than the base salaries or as otherwise disclosed on Exhibit F.

n.              Privacy and Data Security. To the Individual Sellers’ knowledge, there have been no security breaches relating to, violations of any security policy regarding, or any unauthorized access to, any proprietary data or information of the Company or any security breaches by the Company relating to, violations by the Company of any security policy regarding, or any unauthorized access by the Company to, any proprietary data or information of any third party used by the Company in connection with the business.

4.              Mutual Waiver of Rights. MVI is the majority owner of Purchaser and desires that Individual Sellers and Purchaser consummate the transactions contemplated by this Agreement.  Individual Sellers have agreed to the transactions set forth in this Agreement and MVI’s sale of MVI’s ownership interests in the Company to Purchaser.  Accordingly, each of MVI and Individual Sellers does hereby waive all rights that each may have to participate in or object to any of the transactions contemplated by this Agreement or the Note pursuant to the Shareholder Agreements.

5.              Miscellaneous.

a.              Governing Law. This Agreement shall be governed by and construed under the laws of the State of Utah without giving effect to conflict of law principles thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in Utah.

b.              Entire Agreement; Amendment. This Agreement, including the MVI Purchase Price Documents, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.  No party shall be liable for or bound to any other in any manner by any oral or written representations or agreements except as specifically set forth herein.  This Agreement may not be amended or modified except with a written document referencing this Agreement and signed by both Sellers and Purchaser.

c.               Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail with receipt acknowledged by recipient, or (c) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications shall be sent to Individual Sellers at:

6322 South 3000 East, Suite 160

Cottonwood Heights, Utah 84121

Attn: Steven Hopkins

Email: steve.hopkins@beckstrand.com

and to Purchaser at:

29 Broadway

New York, NY  10006

Attn: Alan Konevsky

Email: akonevsky@tzero.com

or MVI at:

799   West Coliseum Way

Midvale, Utah 84047

Attn: Stanton Huntington

Email: stantonhuntington@overstock.com

or at such other address or electronic mail address as the Individual Sellers, Purchaser or MVI may designate by ten (10) days advance written notice to the other parties hereto.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date and year first above written.

PURCHASER:

tZERO Group, Inc.,
a Delaware corporation

By:	/s/ Saum Noursalehi

Its:	Chief Executive Officer

MVI:

Medici Ventures, Inc.,
a Delaware corporation

By:	/s/Jonathan E. Johnson III

Its:	President

INDIVIDUAL SELLERS:

Richard N. Beckstrand,
an individual

/s/ Richard N. Beckstrand

Steven Hopkins,
an individual

/s/ Steven Hopkins

EXHIBIT A

CONVERTIBLE PROMISSORY NOTE

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION OR QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO TZERO THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED PURSUANT TO AN EXEMPTION UNDER SUCH ACT AND SECURITIES LAWS.

tZERO Group, Inc.

CONVERTIBLE PROMISSORY NOTE

US $4,000,000	December , 2018

FOR VALUE RECEIVED, tZERO Group, Inc., a Delaware corporation (“tZERO”), hereby unconditionally promises to pay to the order of Medici Ventures, Inc. (the “Lender”), in lawful money of the United States and in immediately available funds, the principal amount of Four Million U.S. Dollars (US$4,000,000) (the “Principal Amount”), together with accrued and unpaid interest thereon calculated as set forth in Section 3 (collectively, the “Loan Balance”), which shall be due and payable on the date and in the manner set forth in this Convertible Promissory Note (this “Note”).

1.                                      MATURITY DATE.

Unless repaid in full or converted in full pursuant to Section 4, the then-outstanding Loan Balance shall be due and payable on demand on or after December 31, 2020 (the “Maturity Date”). Unless and until Lender makes such demand, this Note shall remain outstanding and continue to accrue interest at the rate set forth herein, subject to all of the terms and conditions hereof including those relating to conversion into equity securities.

2.                                      PAYMENTS.

Subject to Section 4 below, interest shall accrue on this Note as set forth in Section 3 but shall not be due and payable until the Maturity Date.  No portion of the Loan Balance may be repaid by tZERO prior to the Maturity Date without the prior written consent of Lender, provided that all payments on this Note shall be applied first to accrued interest and thereafter to the outstanding Principal Amount.  Notwithstanding the foregoing, the entire unpaid Principal Amount of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the insolvency of tZERO, the commission of any act of bankruptcy by tZERO, the execution by tZERO of a general assignment for the benefit of creditors, the filing by or against tZERO of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more or the appointment of a receiver or trustee to take possession of the property or assets of tZERO.  Payments under this Note shall be made in lawful money of the United States by wire transfer or other form of immediately available funds acceptable to the Lender at the address of the Lender set forth on the signature page to the Agreement or at such other place as the Lender shall have designated in writing.

3.                                      INTEREST RATE.

Interest shall accrue from the date of this Note on the unpaid Principal Amount on a simple interest per annum basis at a rate equal to four percent (4%) per annum.  Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

4.                                      CONVERSION.

4.1                                  Automatic Conversion.  This Note shall automatically convert, upon the closing of tZERO’s next issuance of stock for the principal purpose of raising capital resulting in net proceeds (individually or in the aggregate) to tZERO of at least Two Million U.S. Dollars (US$2,000,000) (excluding any amounts received in connection with the conversion of the Note and any other convertible securities) (a “Qualifying Financing”), into that whole number of shares of the type of stock issued in the Qualifying Financing “Automatic Conversion Shares”) equal to the number obtained by dividing the then-outstanding Loan Balance by eighty percent (80%) of the price per share of stock paid by investors in the Qualifying Financing.

In the event of the conversion of this Note pursuant to this Section 4.1:  (i) the Lender agrees to surrender this Note for conversion at the closing of the Qualifying Financing and to execute all reasonably necessary documents in connection with the conversion of this Note (including any definitive purchase agreement) that are executed by the investors in the Qualifying Financing; and (ii) tZERO shall, at its sole cost and reasonably promptly following such delivery, issue and deliver certificates representing the number of fully paid and non-assessable Automatic Conversion Shares and shall pay to the Lender cash in an amount equal that portion of the Loan Balance, if any, that would otherwise convert into a fractional Automatic Conversion Share pursuant to this Section 4.1.

4.2                                  Optional Conversion at or after Maturity Date.  Notwithstanding anything to the contrary set forth herein, in the event that, on or prior to the Maturity Date shall there occur no (i) Qualifying Financing or (ii) Change in Control, then tZERO shall have the option at the Maturity Date to convert the then-outstanding Loan Balance of the Note into shares of tZERO common stock at a price per share determined by Houlihan Lokey or another independent third-party appraiser reasonably approved by Lender in an independent valuation of tZERO.

In the event of the conversion of this Note pursuant to this Section 4.2:  (i) the Lender agrees to surrender this Note for conversion and to execute all reasonably necessary documents in connection with the conversion of this Note; and (ii) tZERO shall at its sole cost and reasonably promptly following such delivery, issue and deliver certificates representing the number of fully paid and non-assessable shares of common stock and shall pay to the Lender cash in an amount equal to that portion of the Loan Balance, if any, that would otherwise convert into a fractional share of tZERO common stock pursuant to this Section 4.2.

4.3                                  Authorization of Securities.  tZERO shall take all action necessary and appropriate to designate and authorize a sufficient number of Automatic Conversion Shares (and common stock issuable upon conversion of Automatic Conversion Shares), and common stock, as applicable, to be issued in the event of a conversion pursuant to this Section 4.

5.                                      CHANGE IN CONTROL.

Upon the occurrence of a Change in Control (other than in connection with or resulting from a Qualifying Financing), Lender shall receive immediate payment in an amount equal to one point two five (1.25) times the outstanding Loan Balance. “Change in Control” shall mean (i) the acquisition by any person of beneficial ownership through a purchase, merger or other acquisition transaction or series of transactions, of equity securities/interests of tZERO entitling that person to exercise fifty percent (50%) or more of the total voting power of all equity securities/interests entitled to vote generally in elections of directors, or (ii) any conveyance, transfer, sale, lease or other disposition of all or substantially all of tZERO’s assets to another person.

6.                                      TRANSFER.

The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Notwithstanding the foregoing, the Lender may not assign, pledge or otherwise transfer this Note, except to a controlled affiliate, without the prior written consent of tZERO.  Subject to the preceding sentence, this Note may be transferred only upon surrender of this Note for registration of transfer, accompanied by a duly executed written instrument of transfer in form satisfactory to tZERO.  Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee.  Interest and principal shall be paid solely to the registered holder of this Note, and such payment shall constitute full discharge of tZERO’s obligation to pay such interest and principal.

7.                                      ASSIGNMENT BY tZERO.

Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by tZERO without the prior written consent of the Lender.

8.                                      GOVERNING LAW.

This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Utah, without reference to conflict of law or choice of law principles that would cause the application of laws of any other jurisdiction.

9.                                      LOST, DESTROYED OR MUTILATED NOTE.

Upon receipt by tZERO of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any note exchanged for it, and indemnity satisfactory to tZERO (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), tZERO will, at its expense, make and deliver in lieu of such Note a new note of like tenor.

10.                               NO IMPAIRMENT.

Subject to Section 11, tZERO will not, by amendment of its Articles of Organization or through reorganization, consolidation, merger, dissolution, sale of assets or another voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Lender of this Note against impairment.

11.                               WAIVERS; MODIFICATIONS; AMENDMENTS.

The terms or provisions of this Note may be waived, modified and amended in writing by mutual agreement of the parties.

12.                               COUNTERPARTS.

This Note may be executed in one or two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page immediately follows this page.]

IN WITNESS WHEREOF, tZERO has caused this CONVERTIBLE PROMISSORY NOTE to be issued on the date first written above.

tZERO Group, Inc.

By:

Its:

Signature Page to Convertible Promissory Note

EXHIBIT B

ASSIGNMENT OF INTELLECTUAL PROPERTY

ASSIGNMENT OF KEY RECOVERY IP

Bitsy, Inc., a Utah corporation (“Bitsy”) does hereby assign to Medici Ventures, Inc., a Delaware corporation (“MVI”) all of its right title and interest in and to (1) United States Provisional Patent Application Serial No. 62/618,077 filed on January 17, 2018 and titled “MULTI-SIGNATURE (MULTI-SIG) WITH THREE KEYS REQUIRING TWO OF THREE KEYS TO ACCESS CRYPTOCURRENCY WALLET AND STORING KEYS WITH USER, TRUSTED 3RD PARTY, AND EXCHANGE”; (2) United States Provisional Patent Application Serial No. 62/663,921 filed on April 27, 2018 and titled “MULTI-APPROVAL CRYPTOCURRENCY SYSTEM REQUIRING M OF N KEYS TO ACCESS AND RESTORE CRYPTOCURRENCY WALLET”; and (3) United States Provisional Patent Application Serial No. 62/663,922 filed on April 27, 2018 and titled “MULTI-APPROVAL CRYPTOCURRENCY SYSTEM REQUIRING M OF N KEYS TO ACCESS AND RESTORE CRYPTOCURRENCY WALLET”, together with the inventions disclosed and/or claimed therein in the United States of America and in all foreign countries, and in and to any and all non-provisional applications, continuations, divisionals, continuations-in-part, international applications filed under the Patent Cooperation Treaty (PCT), foreign counterparts, re-examination, re-issues or extensions thereof and any patents issuing on any of the foregoing (the “KRS Patents”).  Bitsy retains the rights given to all parties to that certain License Agreement dated as of August 30, 2018  (“License Agreement”) by and among Bitsy, MVI, tZERO.com, Inc. (and tZERO Group, Inc. (“tZERO”) as successor in interest to tZERO.com, Inc.), and Medici Land Governance, Inc. (“MLG”) (collectively, the “Parties”), including rights to a perpetual, worldwide, non-exclusive, irrevocable, royalty-free, fully paid-up, non-transferable, non-assignable, non-sublicensable, right and license to use, modify, and create derivative works of the Intellectual Property currently owned and/or created on or prior to December 31, 2018 by Bitsy, MLG, tZERO, and/or MVI.  As used herein, the term “Intellectual Property” shall have the meaning ascribed to it in the License Agreement (which term shall include, for the avoidance of doubt, the KRS IP, as defined below). Bitsy hereby also agrees to complete the key recovery system code and any related documentation required to operate the Bitsy wallet with key recovery (“KRS Code”, and, together with the KRS Patents, “KRS IP”) in an expeditious manner and hereby irrevocably grants, assigns, and conveys all right, title and interest in the KRS Code and all intellectual property rights therein, except for those retained by the Parties pursuant to the License Agreement, to MVI and its successors and assigns. Upon completion of the KRS Code, Bitsy will deliver the KRS Code to MVI in a manner agreed upon by Bitsy and MVI.

Furthermore, the Parties:  (1) acknowledge this assignment of the KRS IP to MVI; (2) agree that the License Agreement permits each licensee to use the Intellectual Property to create, enhance and commercialize new or existing products or services created using, including or otherwise depending on or relating to such Intellectual Property; and (3) agree the restriction on sublicensing in the License Agreement shall not apply to a licensee’s use and sublicense of the Intellectual Property if the Intellectual Property is not the sole or dominant feature of licensee’s commercially available product or service.

Any sale or transfer of the Intellectual Property by its owner subsequent to execution of this assignment shall not affect the rights of the licensees under the License Agreement and this assignment.

[signature page follows]

[signature page to Assignment of Key Recovery IP]

BITSY:	MVI:

Bitsy, Inc.,	Medici Ventures, Inc.
a Utah corporation	a Delaware corporation

By:	By:

Its:	Its:

tZERO:	MLG:

tZERO Group, Inc.	Medici Land Governance, Inc.
a Delaware corporation	a Delaware public benefit corporation

By:	By:

Its:	Its: